Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is entered into as of April 3, 2013, among Compass Group Diversified Holdings LLC, a Delaware limited liability company (“Borrower”), Toronto Dominion (Texas) LLC, as Agent for the Lenders, and the undersigned Lenders.

W I T N E S S E T H

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit Agreement dated as of October 27, 2011 (as amended to date, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement);

WHEREAS, Borrower has requested that the Lenders agree to amend the Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby agree to amend the Credit Agreement as follows:

(a) The first paragraph of the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“With respect to the Term Loan, the Applicable Margin shall mean (i) 3.00%, in the case of the portion of the Term Loan comprised of Base Rate Loans and (ii) 4.00%, in the case of the portion of the Term Loan comprised of LIBOR Loans.”

(b) The table contained in the second paragraph of the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

	Revolving Loans
Total Debt to EBITDA Ratio	Base Rate	LIBOR Rate
> 2.75	2.50%	3.50%
> 1.75, but ≤ 2.75	2.00%	3.00%
≤ 1.75	1.50%	2.50%

(c) The proviso to the definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended by replacing each reference therein to “1.25%” with a reference to “1.00%”.

(d) The definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Termination Date” means April 27, 2017 or such earlier date on which the Revolving Loan Commitments terminate pursuant to Section 2.9 or 8.

(e) Section 2.8.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.8.1 Commitment Fee.

For the period from the Closing Date to the Termination Date, Borrower agrees to pay to Agent, for the account of each Revolving Lender according to such Lender’s Pro Rata Share (as adjusted from time to time), a Commitment Fee equal to (i) if the Total Debt to EBITDA Ratio is less than or equal to 2.75, 0.75% per annum of the amount by which the Revolving Loan Commitments exceed the average daily Revolving Outstandings or (ii) if the Total Debt to EBITDA Ratio is greater than 2.75, 1.00% per annum of the amount by which the Revolving Loan Commitments exceed the average daily Revolving Outstandings. The Commitment Fee shall be adjusted quarterly, to the extent applicable, on the date financial statements are received by the Agent after the end of each related Fiscal Quarter based on the Total Debt to EBITDA Ratio as of the last day of such Fiscal Quarter. Notwithstanding the foregoing, (a) if Borrower fails to deliver the financial statements required by Section 6.1.1 or 6.1.2, as applicable, and the related Compliance Certificate required by Section 6.1.3, by the respective date required thereunder after the end of any related Fiscal Quarter, the Commitment Fee shall be adjusted to the higher rate set forth in this Section 2.8.1 from the date such financial statements and Compliance Certificate were required to have been delivered until the date delivered, and (b) no reduction to the Commitment Fee shall become effective at any time when an Event of Default has occurred and is continuing. The Commitment Fee shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date for any period then ending for which the Commitment Fee shall not have previously been paid. The Commitment Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.”

(f) Section 2.10.1 of the Credit Agreement is hereby amended by replacing the reference therein to “the first anniversary of the date of effectiveness of that certain Second Amendment to this Agreement, dated as of April 2, 2012, among Borrower, the Agent and certain Lenders,” with a reference to “October 3, 2013”.

2. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Agent and Lenders that, both before and after giving effect to this Amendment:

(a) The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower;

(b) No Default or Event of Default has occurred and is continuing; and

(c) The representations and warranties of Borrower set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, as amended hereby, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

3. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date when each of the following conditions shall have been fulfilled to the satisfaction of the Agent:

(a) Agent shall have received a copy of this Amendment executed by Borrower, Agent, each Lender holding a portion of the Term Loan and each Lender holding a portion of the Revolving Loan, together with such other documents, agreements and instruments as Agent may reasonably require or request in connection herewith;

(b) Borrower shall have paid to each Revolving Lender party hereto a fully earned, non-refundable fee in an amount equal to 0.25% of the Revolving Loan Commitment of such Lender; and

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(c) no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.

4. Miscellaneous.

(a) Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

(c) Reference to Credit Agreement. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(d) Costs and Expenses. Borrower acknowledges that Section 10.4 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder.

(e) Full Force and Effect. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(f) No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ James J. Bottiglieri
Title:	Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC, as Agent

By:	/s/ Bebi Yasin
Title:	Authorized Signatory

TD BANK, N.A.,
as a Lender

By:	/s/ Bernadette Collins
Title:	Senior Vice President

[Lender Signatures on file with Agent]